Exhibit 99.1

Marijuana Retailer and Producer Kaya Holdings Announces

Intent to Appeal Linn County Planning Commission Decision

Fort Lauderdale, Florida --June 14, 2018 -- Kaya Holdings, Inc. (OTCQB: KAYS), announced today that it will be filing an appeal against the denial of its Kaya Farms™ AG. Facility Site Plan application by the Linn County, Oregon Planning Commission (the “Commission”). As previously reported, KAYS acquired a 26-acre property in Lebanon. Oregon, on which it intends to develop its Kaya Farms™ Marijuana Grow and Manufacturing Complex and had filed necessary zoning and permit applications with respect thereto.

“While the decision is disappointing it was not unexpected,” commented Kaya Holdings CEO Craig Frank. “We clearly demonstrated our compliance with code and our ability to meet the 12 standards set for approval. Our land is zoned Exclusive Farm Use (EFU). Pursuant to Linn County Code (LCC) Section 928.310(B)(1), “indoor and outdoor marijuana production operation is a use allowed outright as a farm use on the subject property. However, a majority of the Commissioners voted against approving the application even though it clearly met all standards. Regardless of their failure act in accordance with law, we remain confident that the commission will ultimately be compelled to respect and comply with the law. We have conferred with our Oregon Counsel and intend to vigorously apply for relief with the County Commissioners, the Land Use Board of Appeals and Oregon State Courts as appropriate”.

“The lack of consideration of the facts outlined in the County Planning Department’s report explaining the basis for their approval of our project as well as other compelling evidence presented allow us to remain extremely confident that we will ultimately prevail”, added Kaya Holdings Senior Advisor and Kaya Farms™ Project Manager, W. David Jones. “We fully intend to develop our farm at our 26-acre complex.”

KAYS further announced that it if filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, further detailing the status of the Project, including filings made by KAYS with the Linn County Planning Department and other relevant documents.

Further Information

The following documents relevant to the application and land use process procedure can be found online at https://www.dropbox.com/sh/2acc12mow6vq3pp/AAAvFzgYgayDanGLrfGQkzaEa?dl=0

99.2         Proposed Site Plan submitted to Linn County for Review

99.3         Kaya Farms Conditional Use Application for Processing Facility

99.4         Letter of Completeness

99.5         Site Plan Approval (Grow)

99.6         Denial of Processing Facility

99.7        Area Resident Appeals Project Approval; Hearing Scheduled for June 12, 2018

99.8       Hearing Notice

99.9       Lynn County Planning Kaya Farms Staff Report to Planning Commission

About Kaya Holdings, Inc. (www.kayaholdings.com)

KAYS (OTCQB: KAYS), through subsidiaries, produces, distributes or sells legal premium medical and recreational cannabis products, including flower, concentrates and oils, and cannabis-infused foods.

In 2014, KAYS, became the first publicly traded company to own and operate a Medical Marijuana Dispensary. KAYS presently operates four Kaya Shack™ OLCC licensed marijuana retail stores to service the legal medical and recreational marijuana market in Oregon (www.kayashack.com).  Additionally, KAYS recently acquired a 26-acre parcel which it has targeted for development of the Kaya Farms™ Marijuana Grow and Manufacturing Complex.

IMPORTANT DISCLOSURE: KAYS is planning execution of its stated business objectives in accordance with current understanding of State and Local Laws and Federal Enforcement Policies and Priorities as it relates to Marijuana (as outlined in the Justice Department's U.S. Attorney General Jeff Sessions Memo dated January 4, 2018, and subsequent commentary from the U.S. Attorney for the District of Oregon Billy Williams), and plan to proceed cautiously with respect to legal and compliance issues. Potential investors and shareholders are cautioned that KAYS will obtain advice of counsel prior to actualizing any portion of their business plan (including but not limited to license applications for the cultivation, distribution or sale of marijuana products, engaging in said activities or acquiring existing Cannabis production/sales operations). Advice of counsel with regard to specific activities of KAYS, Federal, State or Local legal action or changes in Federal Government Policy and/or State and Local Laws may adversely affect business operations and shareholder value.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For more information contact Investor Relations: 561-210-7664